Exhibit 21 - Subsidiaries of the Registrant


     On December 31, 2000, at 11:59 p.m., the Registrant had three wholly-owned subsidiaries, all of which are included in the consolidated financial statements, as follows:


                                             Organized Under the
          Name                               Laws of

     New Penn Motor Express, Inc.            Pennsylvania

     Arnold Transportation Services, Inc.    Pennsylvania

     MARIS, Inc.                             Delaware